Exhibit 3.1(ii)

Filing Fee: $50.00	Corp. I.D. # 72855

State of Rhode Island and Providence Plantations

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

Intelecom Data Systems, Inc.

Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended. the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is Intelecom Data Systems, Inc.

SECOND:  The shareholders of the corporation on May 13, 1996, in the manner prescribed by Chapter 7-1.1 of the General Laws. 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

(Insert Amendment(s)]

See Exhibit A attached hereto

EXHIBIT A

1                                          Article First shall be amended by striking out the designation of the corporation as a close corporation pursuant to §7-1.1-51 of the General Laws, 1956, as amended.

2                                          Article Third shall be amended to read in its entirety as follows:

“THIRD.  The purpose or purposes for which the corporation is organized are:

(a)                                  To carryon and conduct a general computer business dealing with the developing, designing, manufacturing, buying, selling, installing, collecting and generally dealing in and with computers and to do all and everything necessary, suitable, or proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the exercise of any of the powers herein set forth, either alone or in conjunction with other corporations, firms, or individuals, and either as principals or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the above-mentioned objects, purposes, or powers.

(b)                                 To engage in any other lawful act or activity for which corporations may be organized under the Rhode Island Business Corporation Act.”

3.                                       ARTICLE FOURTH of the Articles of the Incorporation of the corporation shall be amended to authorize the Corporation to issue an aggregate of 30,000 shares of no par value common stock.

4.                                       ARTICLE FIFTH shall be amended to read in its entirety as follows:

“FIFTH. Provisions if any dealing with the preemptive rights of shareholders pursuant to §7-1.1-24 of the General Laws, 1956, as amended:

The Shareholders shall have no preemptive rights.”

5.                                       ARTICLE SIXTH shall be amended to read in its entirety as follows:

“SIXTH. Provisions (if any) for the regulation of the internal affairs of the Corporation:

(a)                                  Action by the shareholders pursuant to Rhode Island General Laws, Section 7-1.1-30.3(b) is hereby authorized.

(b)                                 No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of the director’s duty as a director; provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) imposed pursuant to the provisions of Rhode Island General Laws Section 7-1.1-43; or (iv) for any

transaction from which the director derived an improper personal benefit (unless said transaction is permitted by Rhode Island General Laws Section 7-1.1-37.1) .”

THIRD:  The number of shares of the corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000.

FOURTH:  The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (if inapplicable, insert “none”)

Class	Number of Shares
Common	1,000

FIFTH:  The number of shares voted for such amendment was 1,000; and the number of shares voted against such amendment was -0-.

SIXTH:  The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (inapplicable, insert “none”)

	Number of Shares Voted
Class	For	Against
Common	1,000	-0-

SEVENTH:  The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)

NO CHANGE

EIGHTH:  The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: (If no change, so state)

NO CHANGE

Dated: June 3, 1996	Intelecom Data Systems, Inc.

	By:	/s/
Its President

	And	/s/ Rosemary K. Green
Its Secretary

Filing Fee $150.00

State of Rhode Island and Providence Plantations

OFFICE OF THE SECRETARY OF STATE

CORPORATIONS DIVISION

100 NORTH MAIN STREET

PROVIDENCE, RI 02903

Corp. I.D. # 72855

BUSINESS CORPORATION

ORIGINAL ARTICLES OF INCORPORATION

The undersigned acting as incorporator(s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

FIRST. The name of the corporation is INTELECOM DATA SYSTEMS, INC.( a close corporation pursuant to §7-1.1-51 of the General Laws, 1956, as amended (strike if applicable)

SECOND. The period of its duration is (if perpetual, so state) perpetual

THIRD. The purpose or purposes for which the corporation is organized are:

To carryon and conduct a general computer business dealing with the developing, designing, manufacturing, buying, selling, installing, collecting and generally dealing in and with computers and to do all and everything necessary, suitable, or proper for the accomplishment of any of the purpose, the attainment of any of the objects, or the exercise of any of the powers herein set forth, either alone or in conjunction with other corporations, firms, or individuals , and either as principals or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the above-mentioned objects, purposes, or powers.

FOURTH:  The aggregate number of shares which the corporation shall have authority to issue is:

(a)                                  If only one class:  Total number of shares 1,000

(If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares areas are to be without par value.)

No par value

or

(b)                                 If more than one class: Total number of shares

(State (A) the number of shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)

FIFTH:  Provisions (if any) dealing with the preemptive right of shareholders pursuant to §7-1.1-24 of the General Laws, 1956, as amended:

No transfer of shares of stock shall be valid until the days after the company, through its secretary, shall have written notice of the proposed sale, the number of shares proposed to be sold, the price at which the proposed sale is to be made, and the name of the prospective buyer; and during said ten days, the company shall have the sale option to buy said shares at the price named.

SIXTH:  Provisions (if any) for the regulation of the internal affairs of the corporation:

SEVENTH:  The address of the initial registered office of the corporation is 1380 Warwick Avenue, Warwick, RI 02888 (add Zip Code) and the name of its initial registered agent at such address is:  Michael J. McCaffrey

/s/ Michael J. McCaffrey
Signature of registered agent

EIGHTH:  The number of directors constituting the initial board of directors of the corporation is 0 and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

(If this is a close corporation pursuant to §7-1.1-51 of the General Laws, 1956, as amended. state the name(s) and addressees) of the officers of the corporation.)

Name	Address

Andrew Green, President	45 Hamilton Drive, East Greenwich, RI
Rosemary Green, Vice President	45 Hamilton Drive, East Greenwich, RI
Andrew Green, Secretary	45 Hamilton Drive, East Greenwich, RI
Rosemary Green, Treasurer	45 Hamilton Drive, East Greenwich, RI

N INTH. The name and address of each incorporator is:

Name	Address

Michael J. McCaffrey	1380 Warwick Avenue, Warwick, RI 02888
Eugene J. McCaffrey, Jr.	1380 Warwick Avenue, Warwick, RI 02888

TENTH:  Date when corporate existence to begin (not more than 30 days after filing of these articles of incorporation):  Upon filing of these Articles of Incorporation

Dated: June 10, 1993

/s/ Michael J. McCaffrey
Signature of each incorporator

/s/ Eugene J. McCaffrey, Jr.

STATE OF RHODE ISLAND COUNTY OF KENT	In the City	of Warwick

in said county this 10th day of June, A.D. 1993 then personally appeared before me MICHAEL J. McCAFFREY and EUGENE J. McCAFFREY, JR. each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.

/s/ Gordon C. Mulligan
Notary Public